Exhibit 99.1

DUCKWALL-ALCO STORES, INC. ANNOUNCES AGREEMENT FOR BUSINESS ADVISORY SERVICES

ABILENE, Kansas — September 14, 2004 — Duckwall-ALCO Stores, Inc. (NASDAQ National Market: DUCK), a leading regional retailer operating 264 full-line discount and hometown variety stores in 21 states in the central portion of the United States, today announced that it has engaged AlixPartners LLC to advise the Company on strategic positioning and operating effectiveness.

Over the years, in the ordinary course of its business, the Company has retained outside advisors to work with management in the optimization of productivity and corporate performance. “AlixPartners has played a key role in helping a number of high profile retailers identify opportunities, develop solutions and implement effective changes in recent years,” commented Glen L. Shank, Chief Executive Officer of Duckwall-ALCO Stores, Inc. “We are looking forward to AlixPartners’ perspective on opportunities as we commence this relationship with them and undertake a comprehensive and strategic evaluation of our Company.”

Duckwall-ALCO is entering into a relationship with AlixPartners because of the potential long-term benefits to the Company’s financial performance. Due to the comprehensive nature of their evaluation, the approximately $470,000 (plus expenses), or roughly $0.07 diluted per share, cost of their initial involvement with the Company will have a material impact upon earnings for the quarter ending October 31, 2004.

About AlixPartners LLC

AlixPartners LLC, a Delaware limited liability company, is internationally recognized for providing hands-on, results-oriented solutions to operational, financial, transactional and litigation challenges for Fortune 1000 companies. Its QuickStrikeTM diagnostic tool identifies performance obstacles and creates a plan for quickly achieving results. Since 1981, AlixPartners has set the standard for helping clients achieve a more positive outcome during times of transition. The firm has more than 300 professionals in its Chicago, Dallas, Detroit, Dusseldorf, London, Los Angeles, Milan, Munich and New York offices. For additional information, visit AlixPartners on the Web at (www.alixpartners.com).

About Duckwall-ALCO

Duckwall-ALCO Stores, Inc., founded in 1901, is a leading regional retailer that operates 264 full-line discount and hometown variety stores in 21 states in the central portion of the United States under the names “ALCO”, “ALCO Market Place” and “Duckwall”, respectively. The Company’s strategy is to target smaller markets not served by other regional or national full-line retail discount chains and provide the most convenient access to retail shopping within each market. Duckwall-ALCO Stores, Inc. is headquartered in Abilene, Kansas, and its common stock is listed on the Nasdaq National Market under the symbol “DUCK”. For more information about Duckwall-ALCO, visit their website at (www.duckwall.com).

Forward-looking statements

This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (“the Act”). Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and factors affecting the retail category in general. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q filings and other public documents, copies of which are available from the Company on request.

CONTACT: DICK MANSFIELD

VICE PRESIDENT, FINANCE, TREASURER AND CHIEF FINANCIAL OFFICER
785-263-3350 x286
e-mail: dmansfield@duckwall.com
internet home page: www.duckwall.com
or
RJ Falkner & Company, Inc., Investor Relations Counsel, at (800) 377-9893 or via e-mail at info@rjfalkner.com

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